NEWS RELEASE
49P# — Dec. 2, 2005	Contact:	Allan V. Cecil
Vice President
+843/383-7524
allan. cecil@sonoco. Com

SONOCO CEO PROVIDES OVERVIEW OF GROWTH STRATEGY,
ANNOUNCES 2006 EARNINGS GUIDANCE
COMPANY TO REPURCHASE UP TO 2. 5 MILLION SHARES OF COMMON STOCK
BY END OF FIRST QUARTER 2006
New York, N. Y. — Sonoco (NYSE: SON) Chairman, President and Chief Executive Officer Harris E. DeLoach, Jr. , and Charles J. Hupfer, senior vice president and chief financial officer, today provided an overview of the Company’s growth strategy and financial expectations at Sonoco’s annual meeting with the investment community in New York City.
DeLoach said Sonoco expects earnings per diluted share for 2006 of $1.90 to $1.94. This estimate includes an anticipated charge of approximately $.03 per diluted share related to the expensing of stock options in accordance with SFAS 123(R), ‘Share-Based Payment.’ The estimated 2006 earnings guidance, which does not assume any one-time charges or a significant change in general economic conditions that might impact the Company’s operating results, is an increase over the Company’s previously announced earnings guidance for 2005 of between $1.77 and $1.81 per diluted share, which does not include any restructuring charges or additional tax expense associated with any repatriated foreign earnings. Hupfer stated that Sonoco intends to repatriate approximately $125 million in foreign earnings by year-end 2005 under the American Jobs Creation Act. The repatriation will result in a fourth quarter 2005 additional tax expense of approximately $10 million.
Sonoco previously estimated fourth quarter 2005 earnings per diluted share at $.44 to $.48, excluding any restructuring charges and additional tax expense associated with any repatriated foreign earnings. Based on current conditions, the Company expects to be at the mid-point to upper end of this earnings guidance.
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Sonoco CEO announces 2006 earnings guidance — page 2
Stock Repurchase
DeLoach announced that Sonoco intends to repurchase between 2 million to 2.5 million shares of outstanding common stock from available cash in open market transactions prior to the end of the first quarter of 2006. “The planned repurchase will be made under an existing authorization of approximately 5.29 million shares,” he said.
2005 Highlights
DeLoach said since last year’s meeting in New York that Sonoco has delivered on its key performance initiatives. For example, he noted that last year, the Company said it expected to report improvement in Companywide volumes. “I’m pleased to say that Companywide volumes have been up year-over-year, driven principally by our consumer market businesses,” he said.
Other year-over-year results DeLoach commented on included:
•	“We said that higher spot steel prices in 2004 would be recovered in 2005, which they were. In fact, through September 2005, we enjoyed a Companywide positive price/cost relationship, and expect to do so in the fourth quarter as well. ”
•	“We said that our program of hedging the majority of our natural gas requirements would continue to help provide us with certainty of costs. While our purpose is not to beat the market, we are pleased that our hedges have provided natural gas this year at an average cost substantially below the average spot market price. ”
•	“Last year we said we expected to contribute about $25 million annually to our U. S. qualified pension plan to keep it fully funded. Although not required to make any mandatory contributions under ERISA, as of November 25, 2005, we estimate that our additional funding will be approximately $50 million. The exact amount required will primarily be determined by the discount rate and investment performance of the plan’s assets through year end. ”
•	“We said that the threat from the inherent cyclicality in resin costs had been significantly reduced by the sale of our former High Density Film business. The absence of this business has indeed significantly reduced our exposure to volatile resin markets, so that even though resin costs have been rising this year for our remaining plastic businesses, we have successfully passed through price increases and been able to remain essentially price/cost neutral. ”
•	“We noted last December that flexible packaging sales, earnings and margins were improving and were expected to continue to do so. In fact, that has occurred on a year-over-year basis for the last six quarters and is expected to continue, not only for flexible packaging, but for the Company’s Consumer Packaging segment as a whole. ”
•	“We said last year that we expected further improvement in productivity for 2004. Indeed, 2004 was a record level year, and 2005 is expected to again be very strong.
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Sonoco CEO announces 2006 earnings guidance — page 3
•	“We said that we expected sales to reach slightly under $4 billion by the end of 2006. We should be on track with that guidance. ”
•	“We said that we expected to continue to generate strong cash flow from operations, in the range of $300 million annually over the next several years. Based on results through the third quarter 2005 and on our historically strong cash flow generation in the fourth quarter, we should be in that range for 2005, and we expect similar results in 2006. These cash flow estimates do not include any discretionary contributions to our U. S. pension and postretirement plans. ”
•	“Our guidance for capital expenditures in 2005 was $125 million to $150 million. We should end the year near the lower end of that range. ”
Growth Strategy
To meet Sonoco’s objective of average annual double-digit total returns, the Company is employing a three-pronged growth strategy, DeLoach said. “First, our strategy is built on a sound base, including 106 years of packaging experience, payment of consecutive quarterly dividends since 1925, with a current yield that is approximately 50 percent higher than the S&P 500, one of the strongest balance sheets in the industry and historically strong cash flow,” he said.
The second prong of Sonoco’s strategy is to successfully manage operating costs and continuously improve productivity. “Our objective with productivity improvement is to annually offset general inflationary factors such as wage and medical increases. We expect total productivity improvement for 2005 to be approximately $70 million, following a record of more than $80 million in 2004,” DeLoach said. “Through continued top-line growth and successful execution of operating initiatives, we believe Sonoco can improve its current EBIT margins to their historic levels.”
The third prong of Sonoco’s strategy is focused on top-line growth. “Excluding divested businesses, our compound average sales growth rate over the last five years is greater than 6 percent, in spite of the deep recession years of 2001 through 2003. This is up from just over 4 percent for the prior five-year period. We have established momentum, and we have a strong program in place to keep improving,” he said.
DeLoach said that Sonoco is driving sales growth with three equally weighted initiatives that include acquisitions and joint ventures, providing total solutions to consumer product companies’ packaging supply chain requirements, and continued geographic expansion in response to customer requirements, and as the primary growth driver for the Company’s more mature businesses.
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Sonoco CEO announces 2006 earnings guidance — page 4
Acquisition/Joint Ventures
Sonoco’s $250 million acquisition of CorrFlex Graphics, LLC (“CorrFlex”) in May 2004 was accretive in its first year and has exceeded expectations, DeLoach said. “With the CorrFlex acquisition, Sonoco is now one of the largest point-of-purchase and fulfillment companies in North America. Point-of-purchase is one of the fastest growing packaging segments, driven by its ability to put customers’ products face-to-face with consumers where an estimated 75 percent of buying decisions are made,” he said.
In November 2004, Sonoco completed a joint venture with Ahlstrom Corporation of Finland (“Ahlstrom”) combining the companies’ respective paper-based tubes and cores and coreboard businesses. Sonoco holds a 64.5 percent interest and manages the venture. “We have completed the planned consolidation of operations in the joint venture faster than anticipated. While we are pleased with the consolidation, we continue to experience a difficult business environment in Europe related to weak general economic conditions,” he said.
Geographic Expansion
Another important organic growth tool for Sonoco has been geographic expansion in response to customer and market needs, DeLoach said. “For example, in 2004 we opened a steel easy-open closures operation in Brazil for export, and to serve the Brazilian market. We also are by far the largest producer of tubes and cores in Brazil,” he said.
“In China, we added three operations in 2005, bringing our total to six, with a seventh expected in the first half of 2006. Sonoco is by far the largest tube and core producer in China. In Germany, we have opened a service center for Procter & Gamble in Euskirchen and manage Mitsubishi’s tube and core supply chain requirements in Weisbaden. We established a new package center in Lodz, Poland, for Procter & Gamble (Gillette) to manage the packaging supply chain needs for Gillette’s European razors and blades. We added an additional tube and core plant in Turkey, giving the Company two plants there to serve European and Middle East markets. And, we are currently reviewing entry opportunities for a tube and core plant in India,” DeLoach said.
Consumer Market Strategy
DeLoach pointed out that in the year 2000, about 59 percent of Sonoco’s sales and earnings were generated by businesses serving industrial markets, versus 41 percent from consumer businesses. “We estimate that by the end of 2005, the ratio will be about 52 percent industrial and 48 percent consumer. Our objective is approximately 55 percent consumer versus 45 percent industrial over the next several years to take advantage of higher growth rates and lower cyclicality inherent in the businesses serving consumer product companies,” he said.
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Sonoco CEO announces 2006 earnings guidance — page 5
“We have positioned ourselves as a total packaging solutions provider for consumer product companies, offering a full range of packaging supply chain products and services. Our business model, unlike anyone who may have previously attempted this strategy, is based on large consumer product companies’ demand for fewer, larger suppliers to whom they can efficiently and effectively outsource an increasingly greater amount of their packaging supply chain needs,” DeLoach said.
DeLoach said that through the third quarter of 2005, Sonoco had generated sales from new products of $51.3 million. “Our goal over the next few years is annual sales from new products in the $100 million range,” he said.
DeLoach also discussed and showed examples of new packaging innovations in 2005, including the next generation of rigid paperboard packaging — SonoWrap™ — in which Pepperidge Farm® recently introduced a new line of cookies, called “Whims™” in a tapered, single-wrap package that can be displayed sitting on either end. Also shown was a new, round convoluted rigid paper tissue dispenser produced for Kleenex® tissues in Mexico, which breaks the mold of a typical folding carton for packaging tissues.
A number of new flexible packaging applications were introduced in 2005, DeLoach explained, ranging from a new laser-scored gum package to a retortable standup pouch and single-serve stick packs for on-the-go powdered beverages, including Crystal Light®. In addition, “Snack and Seal,” a revolutionary new easy opening and closing technology for flexible packaging, was introduced in 2005 in Nabisco’s Chewy Chips Ahoy!® cookies. “This unique feature is proving to be an important market differentiator and is expected to be added to other Kraft cookie lines,” DeLoach said.
Other new products discussed included:
•	Sonoco’s new thermoformed rigid plastic container, which provides clarity, is non-breakable and microwaveable. It is initially being introduced for Hampton Farms® Gourmet Peanuts.
•	A one-piece injection molded squeeze tube for the very robust household caulk and adhesives market. The one-piece proprietary construction prevents leaks that occur in conventional tubes.
•	A new self-heating cup for anytime, anywhere consumption of coffee. Initially produced for Wolfgang Puck® coffee and distributed through Kroger Food Stores, this product is now also being sold through Target. Additional uses for the cup are expected to be introduced for hot chocolate, tea, thin soups and cold and flu remedies.
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Sonoco CEO announces 2006 earnings guidance — page 6
•	A new proprietary water-resistant feature of Sonoco’s paper-based construction form for concrete called Sonotube® Rainguard® technology. This new product reduces costs and improves productivity for the construction industry while enhancing the Company’s leading market share position.
Conclusion
“We have never been more optimistic about Sonoco’s ability to sustain profitable growth. We have reduced our overall cost structure by approximately $115 million since 2001. We have successfully implemented important price increases, demonstrating our ability to recover higher raw material and general operating costs. We expect to average cash flow from operations of about $300 million annually over the next several years, excluding any discretionary contributions to our U. S. pension and postretirement plans,” DeLoach said.
“Our top-line growth initiatives are being led by an expanded, full service strategy for consumer product companies, including aggressive new product development. We are expanding geographically. The integration of our CorrFlex acquisition and joint venture with Ahlstrom have been successful, and we are nearing parity between our sales and earnings produced from consumer and industrial markets. While general economic conditions remain weak in Europe, I remain cautiously optimistic about the U. S. economy. Our paper mills are full, and our tube and core volumes are more than holding their own. And, I have never been more excited about our businesses serving the consumer markets. ”
About Sonoco
Founded in 1899, Sonoco is a $3.2 billion global manufacturer of industrial and consumer packaging products and provider of packaging services, with more than 300 operations in 35 countries, serving customers in 85 nations. Additional information about Sonoco is available at http://www. sonoco.com.
Forward-looking Statements and Other Information
Statements included herein that are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate,” “objective,” “goal,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities and financial strategies and the results expected from them, pension plan funding, expected earnings and producing improvements in earnings. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussion as to estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those
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Sonoco CEO announces 2006 earnings guidance — page 7
expressed or forecasted in such forward-looking statements. Such risks and uncertainties include, without limitation: availability and pricing of raw materials; success of new product development and introduction; ability to maintain or increase productivity levels; international, national and local economic and market conditions; fluctuations in obligations and earnings of pension and postretirement benefit plans; ability to maintain market share; pricing pressures and demand for products; continued strength of our paperboard-based engineered carrier and composite can operations; anticipated results of restructuring activities; resolution of income tax contingencies; ability to successfully integrate newly acquired businesses into the Company’s operations; currency stability and the rate of growth in foreign markets; use of financial instruments to hedge foreign exchange, interest rate and commodity price risk; actions of government agencies; and loss of consumer confidence and economic disruption resulting from terrorist activities.
Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.